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                                     EXHIBIT 23.1

                          CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Spectrum HoloByte, Inc. on Form S-8 (File No.33-85024) of our report dated April 28, 1997, on our audits of the consolidated financial statements and financial statement schedule of Spectrum HoloByte, Inc. as of March 31, 1997 and 1996, and for each of the three years in the period ended March 31, 1997, which report is included (or incorporated by reference) in this Annual Report on Form 10-K.

                                            /s/ Coopers & Lybrand, L.L.P.
                                            ----------------------------------
                                            COOPERS & LYBRAND, L.L.P.





San Jose, California
June 27, 1997